                     TERM LOAN AGREEMENT

                       by and between

                    ANGELICA CORPORATION

                             and

              THE FIRST NATIONAL BANK OF BOSTON

                         dated as of

                       October 2, 1995

                      TABLE OF CONTENTS
                      ----- -- --------

Section                                        Page

Preamble. . . . . . . . . . . . . . . . . . . .  1

1.   Definitions. . . . . . . . . . . . . . . .  1

2.   The Term Loan. . . . . . . . . . . . . . .  4

3.   Representations and Warranties . . . . . .  7

4.   Conditions Precedent . . . . . . . . . . .  8

5.   Covenants. . . . . . . . . . . . . . . . .  8

6.   Events of Default; Acceleration. . . . . . 10

7.   Setoff . . . . . . . . . . . . . . . . . . 12

8.   Miscellaneous. . . . . . . . . . . . . . . 12

                     TERM LOAN AGREEMENT
                     ---- ---- ---------

     This TERM LOAN AGREEMENT (this "Agreement") is made as of
                                     ---------
October 2, 1995, by and between ANGELICA CORPORATION (the "Borrower"), a Missouri corporation having its principal place
 --------
of business at 424 South Woods Mill Road, Chesterfield, Missouri 63017, and with a place of business at 1 Hoyt Street, Boston Massachusetts 02125, and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association with its
             ----
head office at 100 Federal Street, Boston, Massachusetts
02110.

     Section 1.     DEFINITIONS:  Certain capitalized terms
                    -----------
are defined below:

     Agreement:  See preamble, which term shall include this
     ---------
Agreement as amended and in effect from time to time.

     Balance Sheet Date:  January 28, 1995.
     ------- ----- ----

     Bank:  See the preamble.
     ----

     Borrower:  See the preamble.
     --------

     Business Day:  Any day on which banks in Boston,
     -------- ---
Massachusetts, are open for business generally.

     Charter Documents:  In respect of any entity, the
     ------- ---------
certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

     Code:  The Internal Revenue Code of 1986, as amended.
     ----

     Consent:  In respect of any person or entity, any permit,
     -------
license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

     Consolidated:  When used with respect to Attributable
     ------------
Indebtedness, Funded Debt or Net Worth shall mean the
Attributable Indebtedness, funded Debt or Net Worth, as the case may be, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     Consolidated Net Tangible Assets:  Shall, without
     ------------ --- -------- ------
duplication, mean as of the date of any determination thereof, the total amount of all assets of the Borrower and its Restricted Subsidiaries less the sum of:

         (a) the amount, if any, at which intangible assets (including goodwill, trade names, trademarks, patents, organization expense and other similar intangibles but excluding acquired customer contracts and non-competition agreements) and unamortized debt discount and expense appear on a consolidated balance sheet;

         (b) any write-up of fixed assets after the date of this Agreement; and

         (c) all liabilities other than minority interests in Subsidiaries, deferred taxes and consolidated Funded
     Debt.

     Cost of Funds:  See Section 2.3.
     ---- -- -----

     Default:  An event or act which with the giving of notice
     -------
and/or the lapse of time, would become an Event of Default.

     Deposit Account:    The Borrower's bank account no. 561-
     ------- -------
02514 maintained with the Bank.

     Environmental Laws:   All laws pertaining to
     ------------- ----
environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

     ERISA:  The Employee Retirement Income Security Act of
     -----
1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

     Event of Default:  Any of the events listed in Section 6
     ----- -- -------
hereof.

     Financials: In respect of any period, the balance sheet
     ----------
of any person or entity as at the end of such period, and the related statement of income and statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, provided
                                                   --------
that the Financials for any fiscal year of the Borrower shall
- ----
be in reasonable detail and prepared in accordance with GAAP and the Financials for any fiscal quarter of the Borrower shall be in reasonable detail and prepared in accordance with GAAP.

     Funded Debt of any Person:  Shall mean (a) all
     ------ ---- -- --- ------
Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of determination thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of determination),
(b) all Capitalized Rentals of such Person of Funded Debt of other.

     GAAP:  Generally accepted accounting principles
     ----
consistent with those adopted by the Financial Accounting Standards board and its predecessor, (a) generally, as in
                                      -
effect from time to time, and (b) for purposes of determining
                               -
compliance by the Borrower with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financials submitted to the Bank prior to execution of this Agreement.

     Indebtedness:  In respect of any entity, all obligations,
     ------------
whether direct or indirect, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (a) all debt obligations, (b) all
                              -                         -
liabilities secured by Liens, (c) all guarantees and (d) all
                               -                      -
liabilities in respect of banker's acceptances or letters of credit.

     Liens:  Any encumbrance, mortgage, pledge, hypothecation,
     -----
charge, restriction or other security interest of any kind securing any obligation of any entity or person.

     Loan:  The Term Loan.
     ----

     Loan Documents:  This Agreement and the Term Note, in
     ---- ---------
each case as from time to time amended or supplemented.

     Materially Adverse Effect:  Any materially adverse effect
     ---------- ------- ------
on the financial condition or business operations of the Borrower or material impairment of the ability of the Borrower to perform its obligations hereunder or under any of the other Loan Documents.

     Negative Spread:  See Section 2.3.
     -------- ------

     Net Worth:  As of the date of any determination thereof,
     --- -----
the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus and retained earnings of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP.

     Obligations:  All indebtedness, obligations and
     -----------
liabilities of the Borrower to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other loan Document or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof.

     Reinvestment Rate:  See Section 2.3.
     ------------ ----

     Requirement of Law:  In respect of any person or entity,
     ----------- -- ---
any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

     Restricted Subsidiaries:  Shall mean each Subsidiary (a)
     ---------- ------------
80% or more (by number of votes) of the voting stock of which is legally and beneficially owned by the Borrower and/or one or more Restricted Subsidiaries and (b) which has not been designated in writing to the Bank as an Unrestricted Subsidiary, provided that (i) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if, immediately after giving effect thereto, a Default or Event of Default would exist and (ii) immediately after giving effect to the designation of such Restricted Subsidiary as an Unrestricted Subsidiary (and at all times thereafter), such Subsidiary shall have no Indebtedness of or continuing investment in the capital stock or other securities of the Borrower or any other Restricted Subsidiary.

     Subordinated Debt:  Unsecured Indebtedness of the
     ------------ ----
Borrower that is expressly subordinated and made junior to the payment and performance in full of the Obligations on terms and conditions satisfactory to the Bank.

     Subsidiary:  In respect of the Borrower, any business
     ----------
entity of which the Borrower at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

     Term Loan:  See Section 2.1.
     ---- ----

     Term Note:  See Section 2.1.
     ---- ----

     Term Loan Maturity Date:  January 31, 1999.
     ---- ---- -------- ----

     Section 2.     THE TERM LOAN.
                    --- ---- ----

     Section 2.1.   COMMITMENT TO LEND.  Subject to the terms
                    ---------- -- ----
and conditions set forth in this Agreement, the Bank agrees to lend to the Borrower on the date hereof the amount of $3,130,555.64 (the "Term Loan"). The obligation of the
                    ---- ----
Borrower to repay to the Bank the principal of the Term Loan and interest accrued thereon shall be evidenced by a promissory note (the "Term Note") in the aggregate principal
                      ---- ----
amount of $3,130,555.64 executed and delivered by the Borrower and payable to the order of the Bank in form and substance satisfactory to the Bank.

     Section 2.2.   PAYMENTS OF PRINCIPAL OF TERM LOAN.  The
                    -------- -- --------- -- ---- ----
Borrower agrees to repay the Term Loan in fourteen (14) consecutive installments of principal and interest, the first thirteen (13) of which shall be in the amount of $83,848.95 each, each such installment to be due and payable on the last day of each calendar quarter of each calendar year, commencing on December 31, 1995. The final payment shall be made on the Term Loan Maturity Date, in an amount equal to the unpaid balance of the Term Loan together with all accrued but unpaid interest thereon. No amount repaid with respect to the Term Loan may be reborrowed.


     Section 2.3.   PREPAYMENT OF TERM LOAN.  The Borrower
                    ---------- -- ---- ----
shall have the right at any time to prepay the Term Note on or before the term Loan Maturity Date, as a whole, or in part, upon not less than two (2) Business Days' prior written notice to the Bank, of the amount to be prepaid and the date of such prepayment, provided that each partial prepayment shall be in
            --------
the principal amount of $10,000 or an integral multiple thereof. All prepayments (whether in whole or in part and whether voluntarily or by acceleration of the maturity thereof by the Bank in accordance with the terms hereof) of the Term Loan shall be accompanied by a prepayment premium in an amount determined by the Bank in the following manner:

           (i)   First, the Bank shall determine its Cost of
                 -----
     Funds with respect to each originally scheduled interest payment hereunder in respect of the Term Loan based on the principal amount of the Term Loan that would otherwise be outstanding on such interest payment date if such principal prepayment were not being made. The Bank's "Cost of Funds" shall mean the rate used by the Bank as its cost of funds in determining the fixed rate applicable to the Term Loan.

           (ii)  Second, the Bank shall determine the
                 ------
     Reinvestment Rate applicable to each originally scheduled interest payment hereunder in respect of the Term Loan based on the principal amount of the Term Loan that would otherwise be outstanding on such interest payment date if such principal prepayment were not being made. The "Reinvestment Rate" applicable to the amount of any such interest payment shall mean the rate of interest on any readily marketable bond or other obligation of the United States, designated by the Bank in its sold discretion, in an amount equal (as nearly as may be) to the total amount of principal to be prepaid and having a term that most closely matches the period beginning on the date of such prepayment and ending on the date on which such interest payment would otherwise be due if such principal prepayment were not being made. The Reinvestment Rate shall reflect the amortization of any discount from par or accretion of premium above par at which such United States obligation is selling at the time of the Bank's designation.

           (iii) Third, the Bank shall determine the excess,
                 -----
     if any, of the amount produced by the calculation referred to in (i) above over the amount produced by the calculation referred to in (ii) above (the "Negative Spread") as to each payment of interest that would otherwise be due hereunder in respect of the Term Loan if such principal prepayment were not being made. The Bank shall then determine the present value of the Negative Spread of each such installment of interest, using as a discount factor the Reinvestment Rate applicable to such interest installment determined pursuant to paragraph (ii) above.

           (iv)  Fourth, the Bank shall determine the sum of
                 ------
     the present values of the Negative Spreads for all such installments of interest. The resulting sum shall be the prepayment premium payable by the Borrower with respect to such principal prepayment of the Term Loan.

Each prepayment of principal of the Term Loan shall be accompanied by, and the Borrower hereby promises to pay, payment of the applicable prepayment premium and the unpaid interest accrued to the date of such prepayment and shall be applied against the installments of principal due in inverse order of maturity. No amount prepaid with respect to the Term Loan may be reborrowed.

     Section 2.4.   INTEREST ON TERM LOAN.  Except as
                    -------- -- ---- ----
otherwise provided in Section 2.6 hereof, the outstanding principal amount of the Term Loan shall bear interest at a rate per annum equal to 6.84% per annum, such interest to be payable as provided for in Section 2.2 above.

     Section 2.5. FUNDS FOR PAYMENTS; COMPUTATIONS.  All
                  ----- --- --------  ------------
payments to be made by the Borrower hereunder shall be made in U.S. dollars at the Bank's head office at 100 Federal Street, Boston, Massachusetts, without set-off or counterclaim and without any withholding or deduction whatsoever. So long as the Borrower maintains in the Deposit Account a ledger balance in amounts sufficient to make such payments when due, the Bank shall, and the Borrower hereby authorizes the Bank to, debit the Deposit Account by the amount of each such payment. Also, the Bank shall be entitled to charge any other account of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately preceding Business Day. All computations of interest and of the commitment fee payable hereunder shall be made by the Bank on the basis of actual days elapsed on a 360-day year.

     Section 2.6.   INTEREST AFTER DEFAULT.  While an Event of
                    -------- ----- -------
Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to two percent (2%) above the rate of interest otherwise in effect in respect of the Term Loan, until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Bank (after as well as before judgment).

     Section 2.7.   CHANGES IN CIRCUMSTANCES.  If after the
                    ------- -- -------------
date hereof the Bank determines that (a) the adoption of or
                                      -
any change in any banking law, rule, regulation or guideline or the administration thereof (whether or not having the force of law), or (b) compliance by the Bank or its parent bank
             -
holding company with any guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Loan to a level below that which the Bank or such holding company could have achieved but for such adoption, change or compliance by any amount deemed by the Bank to be material, the Bank may notify the Borrower thereof. The Borrower agrees to pay the Bank the amount of the Borrower's allocable share of the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error. The Bank agrees to allocate shares of such reduction among the Borrower and the Bank's other customers similarly situated on a fair and non-discriminatory basis.

     Section 3.  REPRESENTATIONS AND WARRANTIES.   The
                 --------------- --- ----------
borrower represents and warrants to the Bank on the date hereof:

     (a)   The Borrower is duly organized, validly existing
      -
and in good standing under the laws of its jurisdiction of incorporation; and the execution, delivery and performance by the Borrower of the Loan Documents (i) are within such
                                    -
entity's corporate authority, (ii) have been duly authorized,
                               --
(iii) do not conflict with or contravene its Charter
 ---
Documents.

     (b)   Upon execution and delivery thereof, each Loan
      -
Document shall constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     (c)   The Borrower has good and marketable title to all
      -
its properties, subject only to Liens permitted hereunder, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrower maintains insurance with financially responsible insureres covering such risks and in such amounts and with such deductibles as are customary in the Borrower's business and are adequate.

     (d)   The Borrower has provided to the Bank audited
      -
Financials as at the Balance Sheet Date and for the fiscal period then ended, and such Financials are complete and correct and fairly present the position of the Borrower as at such date and for such period in accordance with GAAP consistently applied.

     (e)   On the date hereof, since the Balance Sheet Date,
      -
the Company is and has been in compliance with the covenants contained in Section 5(b) hereof (calculated in each case as of the date hereof).

     (f)   There are no legal or other proceedings or
      -
investigations pending or threatened against the Borrower before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect.

     (g)   The execution, delivery, performance of its
      -
obligations, and exercise of its rights under the Loan Documents by the Borrower, including borrowing under this Agreement (i) do not require any Consents; and (ii) are not
           -                                    --
and will not be in conflict with or prohibited or prevented by
(A) any Requirement of Law, or (B) any Charter Document,
 -                              -
corporate minute or resolution, instrument, agreement or provision thereof in each case binding on it or affecting its property.

     (h)   The Borrower is not in violation of (i) any Charter
      -                                         -
Document, corporate minute or resolution, (ii) any instrument
                                           --
or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of Law, in a manner which
              ---
could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws.

     Section 4.  CONDITIONS PRECEDENT.       In addition to
                 ---------- ---------
the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Bank may require, the obligation of the Bank to make the Loan to the Borrower hereunder is subject to the satisfaction of the following further conditions precedent:

     (a)   Each of the representations and warranties of the
      -
Borrower to the Bank herein, in any of the Loan Documents or any document, certificate or other paper or notice in connection herewith, shall be true and correct in all material respects as of the time made or claimed to have been made.

     (b)   No Default or Event of Default shall be continuing.
      -

     (c)   All proceedings in connection with the transactions
      -
contemplated hereby shall be in form and substance satisfactory to the Bank, and the Bank shall have received all information and documents as it may have reasonably requested. No change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the Bank would make it unlawful for the Bank to make such Loan.

     Section 5.  COVENANTS.
                 ---------

     (a) The Borrower will comply with its obligations as set forth throughout this Agreement and will:

           (i)   furnish the Bank: (A) as soon as available
            -                       -
     but in any event within ninety (90) days after the close of each fiscal year, its audited Financials for such fiscal year, certified by the Borrower's accountants; (B)
                                                            -
     as soon as available but in any event within forty-five
     (45) days after the end of the second fiscal quarter in each fiscal year, its unaudited Financials for the six month period then ended, certified by its chief financial officer or treasurer; and (C) together with the semi-
                                -
     annual unaudited and annual audited Financials, a certificate of the Borrower setting forth computations demonstrating compliance with the Borrower's financial covenants set forth herein, and certifying that no default or Event of Default has occurred, or if it has, the actions taken by the Borrower with respect thereto;

           (ii)  keep true and accurate books of account in
            --
     accordance with GAAP, maintain its current fiscal year and permit the Bank or its designated representatives to inspect the Borrower's premises and examine and be advised as to such or other business records upon the request of the Bank, and permit the Bank's commercial finance examiners to conduct periodic commercial finance examinations;

           (iii) (A) maintain its corporate existence,
            ---   -
     business and assets; (B) keep its business and assets
                           -
     adequately insured; (C) maintain its chief executive
                          -
     office in the United States; (D) continue to engage in
                                   -
     the same lines of business and; (E) comply with all
                                      -
     Requirements of Law, including ERISA and Environmental
     Laws;

           (iv)  notify the Bank promptly in writing of (A)
            --                                           -
     the occurrence of any Default or Event of Default; (B)
                                                         -
     any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect; (C) any change of address; (D)
                                 -                          -
     any threatened or pending material litigation or similar proceeding affecting the Borrower or any material change in any such litigation or proceeding previously reported;
     (E) claims against any assets or properties of the
      -
     Borrower encumbered in favor of the Bank; and (F) any
                                                    -
     other condition or event which could have a Materially
     Adverse Effect;

           (v)   use the proceeds of the Loans for general
            -
     working capital purposes and the refinancing of Indebtedness, and not for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

           (vi)  cooperate with the Bank, take such action,
            --
     execute such documents, and provide such information as the Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents, including without limitation the delivery at the Borrower's expense of additional security, appraisals, or environmental assessments.

           (vii) at all times keep and maintain Consolidated
            ---
     Net Worth at an amount not less than $145,000,000.

     (b)   The Borrower will not:
      -

           (i)   itself, or permit any Restricted Subsidiary
            -
     to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Funded
     Debt, except:

               (A)  Funded Debt evidenced by the Note;
                -

               (B)  Funded Debt of the Borrower and its
                -
           Restricted Subsidiaries outstanding as of July 29,
           1995 and described on Schedule I attached to this Agreement;

               (C)  additional Funded Debt of the Borrower
                -
           and its Restricted Subsidiaries, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, consolidated Funded Debt would not exceed 55% of Consolidated Net Tangible Assets; and

               (D)  Funded Debt of a Restricted Subsidiary to
                -
           the Borrower or to a wholly-owned Restricted
           Subsidiary;

           (ii)  Funded Debt issued or incurred in accordance
            --
     with the limitations of Section 5(b)(i)(A) and (B) above
                                             -       -
     may be renewed, extended or refunded (without any increase in principal; amount remaining unpaid at the time of such renewal, extension or refunding) without regard to the limitations of Section 5(b)(i)(C) above;
                                               -  -

           (iii) any corporation which becomes a Restricted
            ---
     Subsidiary after the date hereof shall for all purposes of this Section 5(b) be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

     Section 6.  EVENTS OF DEFAULT; ACCELERATION.  If any of
                 ------ -- -------  ------------
the following events ("Events of Default") shall occur:
                       ------ -- -------

     (a)   the Borrower shall fail to pay when due and payable
      -
any principal of the Loan within ten (10) Business Days after the date on which the same shall have first become due and payable;

     (b)   the Borrower shall fail to pay interest on the
      -
Loans or any other sum due under any of the Loan Documents within ten (10) Business Days after the date on which the same shall have first become due and payable;

     (c)   the Borrower shall fail to perform any term,
      -
covenant or agreement contained in Section 5(a)(i),(iii) through (vi), or 5(b) hereof;

     (d)   the Borrower shall fail to perform any other term,
      -
covenant or agreement contained in the Loan Documents within fifteen (15) days after the Bank has given written notice of such failure to the Borrower;

     (e)   any representation or warranty of the Borrower in
      -
the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

     (f)   the Borrower shall be in default (after any
      -
applicable period of grace or cure period) under any agreement or agreements evidencing Indebtedness owing to the Bank or any affiliate of the Bank or in excess of $25,000 in aggregate principal amount, or shall fail to pay such Indebtedness when due, or within any applicable period of grace;

     (g)   any of the Loan Documents shall cease to be in full
      -
force and effect;

     (h)   the Borrower (i) shall make an assignment for the
      -                  -
benefit of creditors, (ii) shall be adjudicated bankrupt or
                       --
insolvent, (iii) shall seek the appointment of, or be the
            ---
subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence,
                                           --
approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within 45 days following the commencement thereof, or (v) shall be the subject of an order for relief in
             -
an involuntary case under federal bankruptcy law;

     (i)   the Borrower shall be unable to pay debts as they
      -
mature;

     (j)   there shall remain unbonded and undischarged for
      -
more than thirty (30) days any final judgment or execution action against the Borrower that, together with other outstanding claims and execution actions against the Borrower exceeds $25,000 in the aggregate;

     THEN, or at any time thereafter:

     (1)   In the case of any Event of Default under Section
      -
6(g) or (h), the entire unpaid principal amount of the Loans,
  -      -
all interest accrued and unpaid on the Loans, and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (2)   In the case of any Event of Default other than
      -
under Section 6(g) or (h), the Bank may, by written notice to
                -      -
the Borrower, declare the unpaid principal amount of the Loans, all interest accrued and unpaid on the Loan and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

     Section 7.  SETOFF.  Regardless of the adequacy of any
                 ------
collateral for the Obligations, any deposits or other sums credited by or due from the Bank to the Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrower to the Bank at any time without notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower.

     Section 8.  MISCELLANEOUS.  The Borrower agrees to
                 -------------
indemnify and hold harmless the Bank and its officers, employees, affiliates, agents and controlling persons from and against all claims, damages, liabilities and losses of every kind arising out of the Loan Documents, including without limitation against those in respect of the application of Environmental Laws to the Borrower, absent the gross negligence or willful misconduct of the Bank. The Borrower shall pay to the Bank promptly on demand all costs and expenses (including any taxes, other than taxes based upon or measured by the income or profits of the Bank, and reasonable legal fees and other professional fees and fees of its commercial finance examiner) incurred by the Bank in connection with the preparation, negotiation, execution, amendment, administration or enforcement of any of the Loan Documents. Any communication to be made hereunder shall (i)
                                                          -
be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (ii) be made
                                                 --
or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5 days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise if any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTES ARE CONTRACTS UNDER THE LAWS OF
THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN. THE BORROWER, AS AN INDUCEMENT TO THE BANK TO ENTER INTO THIS AGREEMENT, HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING IN CONNECTION WITH ANY LOAN DOCUMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     IN WITNESS WHEREOF, the undersigned have duly executed this Term Loan Agreement as a sealed instrument as of the date first above written.

                              ANGELICA CORPORATION


                              By:  /s/ T M Armstrong
                                 -------------------------------------
                                 Theodore M. Armstrong
                                 Senior Vice President and
                                 Chief Financial Officer
                                 424 South Woods Mill Road
                                 Chesterfield, Missouri
                                 Tel:  (314) 854-3800
                                 Fax: (314) 854-3890


                              THE FIRST NATIONAL BANK OF BOSTON


                              By:  /s/ Janice E. Mercurio
                                 -------------------------------------
                                 Janice E. Mercurio, Vice President
                                 100 Federal Street
                                 Boston, Massachusetts  02110
                                 Tel:  (617) 434-3758
                                 Fax:  (617) 434-1279

                         Schedule I
                         -------- -

             FUNDED DEBT OF THE COMPANY AND ITS
              SUBSIDIARIES AS OF JULY 29, 1995

UNSECURED DEBT:

Prudential Insurance Company of America      $ 32,375,000

Prudential Insurance Company of America      $ 10,000,000

Nationwide Life Insurance Company and
  Employers Life Insurance Company of
  Wausaw                                     $ 25,000,000

Nationwide Life Insurance Company,
  American United Life Insurance Company,
  Aid Association for Lutherans and
  Modern Woodmen of America                  $ 30,000,000
                                             ------------

                                             $ 97,375,000
                                             ------------
PROPERTY SUBJECT TO LIENS:

First Union National Bank                    $  2,475,000

City of Lorain, OH                           $    141,469

City of Philadelphia                         $    259,794

Small Business Administration                $    315,591
                                             ------------

                                             $  3,191,854
                                             ------------

COMPANY OWNED LIFE INSURANCE:

Various Life Insurance Companies             $    336,808
                                             ------------

CAPITALIZED LEASES:

Various Leases                               $    176,310
                                             ------------

     TOTAL FUNDED DEBT                       $101,079,972
                                             ============